SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Revett Minerals Inc.
(Name of Registrant as Specified in Its Charter)

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3

REVETT MINERALS INC.

NOTICE OF THE ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS

NOTICE is hereby given that the annual and special meeting (the “Meeting”) of the shareholders of Revett Minerals Inc. (the “Company”) will be held at Cambridge Suites Hotel, 15 Richmond Street East, Toronto, Ontario on June 21, 2011 at 2:30 p.m. (Eastern Daylight Time), for the following purposes:

1.	To receive the consolidated financial statements of the Company for the financial year ended December 31, 2010 and the report of the auditors thereon.

2.	To elect directors.

3.	To appoint auditors and to authorize the directors to fix their remuneration.

4.

To consider and, if thought desirable, to approve, confirm and ratify the amendment to By-Law No. 1 of the Company, as more particularly described in the management information circular accompanying this Notice.

5.

To consider and, if thought desirable, to approve, confirm and ratify the amendment to the Company’s equity incentive plan to increase the maximum number of common shares of the Company that may be reserved for issuance under the Company’s equity incentive plan, as more particularly described in the management information circular accompanying this Notice.

6.	To transact such further and other business as may properly come before the Meeting or any postponement or adjournment thereof.

A shareholder wishing to be represented by proxy at the Meeting or any postponement or adjournment thereof must deposit his or her duly executed form of proxy with the Company’s transfer agent and registrar, Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 2:30 p.m. (Eastern Daylight Time) on June 17, 2011 or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any postponement or adjournment of the Meeting. A shareholder may also vote by telephone or via the Internet by following the instructions on the form of proxy. If a shareholder votes by telephone or via the Internet, completion or return of the proxy form is not needed. The directors of the Company have fixed the close of business on May 10, 2011 as the record date for the determination of the shareholders of the Company entitled to receive notice of the Meeting and to vote at the Meeting.

A management information circular and form of proxy accompany this Notice.

DATED the 10th day of May, 2011.

By Order of the Board

“Kenneth Eickerman”
Kenneth Eickerman
Chief Financial Officer

REVETT MINERALS INC.

MANAGEMENT INFORMATION CIRCULAR

PART ONE - VOTING INFORMATION

SOLICITATION OF PROXIES

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation by management of Revett Minerals Inc. (the “Company”) of proxies to be used at the annual and special meeting of shareholders of the Company (the “Meeting”) to be held on June 21, 2011, at the time and place and for the purposes set forth in the accompanying Notice of Meeting (the “Notice”). It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company who will not receive any additional compensation for such services. The cost of solicitation by management will be borne by the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are directors and officers of the Company. A shareholder desiring to appoint some other person (who need not be a shareholder) to represent the shareholder at the Meeting may do so either by inserting such person’s name in the blank space provided in the applicable form of proxy or by completing another proper form of proxy and, in either case, depositing his or her duly executed form of proxy with the Company’s transfer agent and registrar, Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 2:30 p.m. (Eastern Daylight Time) on June 17, 2011 or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any postponement or adjournment of the Meeting. You may also vote by telephone or via the Internet by following the instructions on the form of proxy. If you vote by telephone or via the Internet, do not complete or return the proxy form.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any postponement or adjournment thereof, at which the proxy is to be used or with the Chairman of the Meeting on the day of the Meeting, or postponement or adjournment thereof, and upon either of such deposits the proxy is revoked.

EXERCISE OF DISCRETION BY PROXIES

The person named in the enclosed form of proxy will vote or withhold from voting the common shares in respect of which he is appointed in accordance with the direction of the shareholder appointing him. If the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of any direction to the contrary, all common shares represented by proxy will be voted; (i) FOR the election of directors; (ii) FOR the appointment of auditors and authorizing the directors to fix the remuneration of the auditors; (iii) FOR the approval, confirmation and ratification of the amendment to By-Law No. 1 of the Company; and (iv) FOR the approval, confirmation and ratification of the amendment to the Company’s equity incentive plan.

The enclosed form of proxy confers discretionary authority upon the person named therein with respect to amendments or variations to matters identified in the Notice and with respect to other matters which may properly come before the Meeting. At the time of printing of this Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, it is the intention of the person named in the accompanying form of proxy to vote on such other business in accordance with his best judgment.

2.

NON-REGISTERED HOLDERS

Only registered shareholders of the Company or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, common shares of the Company beneficially owned by a person (a “Non-Registered Holder”) are registered either: (i) in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Holder deals in respect of the common shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101, the Company will have distributed copies of the Notice, this Circular, the form of proxy and the Company’s consolidated financial statements for the financial year ended December 31, 2010 (which includes management’s discussion and analysis) (collectively, the “meeting materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Non-Registered Holders who have not waived the right to receive meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

(a)

Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a voting instruction form. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Holder’s behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form. Voting instruction forms in some cases permit the completion of the voting instruction form by telephone or through the Internet. If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Holder’s behalf), the Non-Registered Holder must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Holder.

(b)

Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Holder’s behalf), the Non-Registered Holder must complete the form of proxy and deposit it with the Secretary of the Company c/o Computershare Investor Services Inc., Attention: Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 or by facsimile to (416) 263-9524 or 1-866-249-7775 or vote by telephone or Internet as described above. If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Holder’s behalf), the Non-Registered Holder must strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided.

3.

Non-Registered Holders should follow the instructions on the forms they receive and contact their Intermediaries promptly if they need assistance.

VOTING SHARES

The authorized capital of the Company consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of May 10, 2011, the Company had outstanding an aggregate of 33,767,936 common shares, each carrying the right to one vote per share. As of May 10, 2011, no preferred shares of the Company were outstanding.

The record date for the determination of shareholders entitled to receive notice of the Meeting and to vote at the Meeting has been fixed as May 10, 2011. In accordance with the provisions of the Canada Business Corporations Act (“CBCA”), the Company will prepare a list of holders of common shares on such record date. Each holder of common shares named in the list will be entitled to one vote per common share shown opposite his name on the list at the Meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

As at the date hereof, the following table sets forth the only persons or companies who, to the knowledge of the directors and senior officers of the Company, beneficially own or exercise control or direction over 10% or more of the votes attached to the common shares of the Company.

Name	Number of Common Shares	Percentage of Common Shares
Silver Wheaton Corp. (1)	5,041,143	14.9%
Trafigura Beheer B.V.	3,666,667	10.9%

_______________________
Notes:
(1)	Silver Wheaton Corp. also owns warrants exercisable into an additional 244,836 common shares of the Company.

PART TWO - BUSINESS OF THE MEETING

ANNUAL FINANCIAL STATEMENTS

The consolidated financial statements of the Company for the financial year ended December 31, 2010 and the auditors’ report thereon will be placed before the shareholders of the Company at the Meeting.

ELECTION OF DIRECTORS

The articles of the Company provide that the Company shall have not more than 20 directors to be elected annually. Five directors will be elected at the Meeting. Each director will hold office until the next annual meeting or until a successor is duly elected or appointed, unless his office is earlier vacated in accordance with the Company’s by-laws.

The following table and the notes thereto disclose (i) the name of each person proposed to be nominated by management for election as a director; (ii) all positions and offices with the Company now held by him; (iii) his principal occupation; (iv) his period of service as a director of the Company; and (v) the approximate number of common shares of the Company beneficially owned, or controlled or directed, directly or indirectly, by him as at May 10, 2011. Proxies in favour of management nominees will be voted FOR the election of the proposed nominees in the absence of directions to the contrary from the shareholders appointing them. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the person named in the enclosed form of proxy reserves the right to vote for another nominee in his discretion. All of the nominees currently serve as directors of the Company and their terms of office are to expire upon the termination of the Meeting. The information below as to the number of common shares of the Company owned by nominees for election as directors is not within the knowledge of management and has been furnished by the nominees themselves.

4.

Name(1)	Office Held	Principal Occupation	Date First Elected/Appointed	No. of Shares
JOHN G. SHANAHAN Connecticut, U.S.A.	President and Chief Executive Officer and Director	President and CEO of the Company	December 2004	411,472(2)
TIMOTHY R. LINDSEY Texas, U.S.A.	Chairman of the Board and Director	Principal, Lindsey Energy & Natural Resources	April 2009	384,884(3)
ALBERT F. APPLETON New York, U.S.A.	Director	Environmental and Public Finance Consultant	June 2010	1,004(4)
LARRY OKADA British Columbia, Canada	Director	Chief Financial Officer of BCGold Corp.	December 2009	1,004(5)
JOHN B. MCCOMBE Ontario, Canada	Director	Chief Operating Officer of Dalradian Resources Inc. (effective May 15, 2011)	November 2010	1,004(6)

___________________
Notes:
(1)	Reference is made to “Committees of the Board of Directors” below.
(2)

Mr. Shanahan also holds options to purchase 125,000 common shares of the Company at exercise prices ranging from US$0.45 to US$4.98 per share of which 55,000 are exercisable until September 10, 2014, 30,000 are exercisable until March 30, 2015 and 40,000 are exercisable until March 21, 2016.

(3)

Mr. Lindsey also holds options for the purchase of 125,000 common shares of the Company at exercise prices ranging from US$0.45 to US$4.98 per share of which 55,000 are exercisable until September 10, 2014, 30,000 are exercisable until March 30, 2015 and 40,000 are exercisable until March 21, 2016.

(4)

Mr. Appleton also holds options for the purchase of 60,000 common shares of the Company at exercise prices ranging from US$1.45 to US$4.98 per share of which 20,000 are exercisable until June 17, 2015 and 40,000 are exercisable until March 21, 2016.

(5)

Held through Larry M Okada Inc. Mr. Okada holds options for the purchase of 100,000 common shares of the Company at exercise prices ranging from US$1.65 to US$4.98 per share of which 30,000 are exercisable until December 30, 2014, 30,000 are exercisable until March 30, 2015 and 40,000 are exercisable until March 21, 2016.

(6)

Mr. McCombe holds options for the purchase of 60,000 common shares of the Company at exercise prices ranging from US$2.50 to US$4.98 per share of which 20,000 are exercisable until November 1, 2015 and 40,000 are exercisable until March 21, 2016.

Except as noted below, each proposed nominee has been engaged for more than five years in his present principal occupation.

John G. Shanahan - President, Chief Executive Officer and Director. Mr. Shanahan became President and Chief Executive Officer of the Company on October 1, 2008. Prior to becoming the President and Chief Executive Officer, Mr. Shanahan was the chairman of the board of the Company from 2005 until April 2009. Mr. Shanahan’s background is in commodity price risk management and he has held senior management positions with Barclays Capital, Rothschild Inc., Pasminco Ltd. and Australian Mining and Smelting Ltd. Mr. Shanahan holds a bachelor of commerce degree from the University of Melbourne, a graduate diploma in Systems Analysis and Design from the Royal Melbourne Institute of Technology, and an MBA degree from the Columbia School of Business.

5.

Timothy R. Lindsey – Director and Chairman of the Board. Mr. Lindsey has over thirty-years of technical and executive leadership in exploration, production and business development in the United States, Canada, Africa, Europe, Latin America, the CIS and Asia-Pacific. From March 2005 to the present, Mr. Lindsey has been a Principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. Mr. Lindsey received a bachelor of science in geology from the Eastern Washington University and completed graduate studies-economic geology at the University of Montana.

On February 27, 2009, Challenger Energy Corporation (a company of which Mr. Lindsey is a former director) obtained an order for protection under the Companies’ Creditors Arrangement Act (the “CCAA”). On March 9, 2009, Challenger announced that it had received notice from what was then known as NYSE Alternext that it had filed a delisting application with the Securities and Exchange Commission in response to Challenger’s announcement of the order under the CCAA. On September 15, 2009, Challenger successfully emerged from CCAA protection under a plan of arrangement and corporate merger.

Albert F. Appleton – Director. Mr. Appleton, a native of Spokane, Washington who currently resides in New York City, has been an international environmental and public finance consultant since 2005. From 1994 to 2005, Mr. Appleton was the Senior Fellow of Infrastructure at the New York City Regional Plan Association (RPA) and from 1990 to 1993 he was Commissioner of the New York City Department of Environmental Protection and Director of the New York City Water and Sewer System, where he was noted for his innovations in watershed protection, water conservation and water resource management and finance. Mr. Appleton is a graduate of Gonzaga University and Yale Law School.

Larry Okada – Director. Mr. Okada is the chief financial officer of BCGold Corp. (TSXV.BCG), a position he has held since August 1, 2008. Mr. Okada retired from PricewaterhouseCoopers LLP in 2008, a firm he was with since 2006 when Staley Okada & Partners merged with PricewaterhouseCoopers LLP. Mr. Okada was with Staley Okada & Partners from 1977 until 2006, most recently as managing partner. Mr. Okada became a Chartered Accountant in British Columbia in 1976 and in Alberta in 1989. Mr. Okada became a Certified Public Accountant in Washington State in 2000.

John B. McCombe – Director. Mr. McCombe is the chief operating officer of Dalradian Resources Inc. effective May 15, 2011. Mr. McCombe has over twenty-five years of operating experience in North American and international mining and mineral processing operations. Prior to Dalradian, he held the position of Senior Vice President – Operating Strategy at IAMGOLD Corporation. Mr. McCombe graduated from Queen’s University with a Bachelor of Science in Mine Engineering and is a member of the Canadian Institute of Mining and Metallurgy. Upon graduation, Mr. McCombe joined Dickenson Mines (now Goldcorp) at their Red Lake operation where he held various mine and mill superintendent positions. From 1995 to 2005, Mr. McCombe was with Breakwater Resources where he was responsible for global operations.

Committees of the Board of Directors

The Company’s board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee, a safety committee and an environmental committee.

6.

The current members of the audit committee include the chair of the committee, Larry Okada (independent), Timothy R. Lindsey (independent) and John B. McCombe (independent).

The current members of the compensation committee include the chair of the committee, Timothy R. Lindsey (independent), Albert F. Appleton (independent) and Larry Okada (independent).

The current members of the corporate governance and nominating committee include the chair of the committee, Larry Okada (independent), Albert F. Appleton (independent) and John B. McCombe (independent).

The current members of the safety committee include the chair of the committee, John B. McCombe (independent), Timothy R. Lindsey (independent) and John G. Shanahan (not independent).

The current members of the environmental committee include the chair of the committee, Albert F. Appleton (independent), Timothy R. Lindsey (independent) and John G. Shanahan (not independent).

See Part Four - Audit Committee Information and Part Five - Statement of Corporate Governance Practices.

APPOINTMENT OF AUDITORS

Proxies received in favour of management will be voted FOR the appointment of KPMG LLP, Chartered Accountants, as auditors of the Company to hold office until the next annual meeting of shareholders and the authorization of the directors to fix their remuneration unless the shareholder has specified in the proxy that his shares are to be withheld from voting in respect thereof. KPMG LLP was first appointed as auditors of the Company on August 24, 2004. In order to be effective, the appointment of KPMG LLP must be approved by a majority of the votes cast at the Meeting by shareholders voting in person or by proxy.

APPROVAL OF AMENDMENT OF BY-LAW NO. 1

On December 20, 2010, the directors of the Company passed a resolution approving an amendment and restatement of By-Law No. 1, being a by-law relating generally to the transaction of the business and affairs of the Company. Section 14 of By-Law No. 1 of the Company provided that the quorum for shareholder meetings shall be two persons entitled to vote at a meeting of shareholders present in person or represented by proxy. Section 14 of By-Law No. 1 was amended such that the holders of shares representing, in the aggregate, not less than 33 1/3% of the shares entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, will constitute a quorum at the meeting. The amendment and restatement was required by the NYSE Amex as a condition of listing on the NYSE Amex.

Subsection 103(2) of the CBCA provides that an amendment of a by-law made by the directors must be submitted to shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the amendment.

The text of the Restated and Amended By-Law No. 1, which would replace the By-Law No. 1, is set out in Schedule B to this Circular.

Shareholders of the Company will be asked to approve, confirm and ratify the Restated and Amended ByLaw No. 1 by adopting the resolution (the “By-Law Resolution”) in substantially the form below.

7.

“BE IT RESOLVED as an ordinary resolution of the shareholders of the Company that:

1.	the amendment to By-Law No. 1 approved by the directors of the Company on December 20, 2010 is hereby approved, confirmed and ratified;

2.

the Restated and Amended By-Law No. 1 of the Company made by the directors of the Company on December 20, 2010 is hereby approved and confirmed as a by-law relating generally to the transaction of the business and affairs of the Company; and

3.

any one director or officer of the Company is hereby authorized and directed, for and in the name of and on behalf of the Company, to execute or cause to be executed, whether under corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.”

The directors of the Company believe that the proposed amendment of the Company’s by-laws is in the best interests of the Company and unanimously recommend that shareholders vote in favour of the ByLaw Resolution.

Approval of the foregoing By-Law Resolution requires the affirmative vote of a simple majority of the votes cast in respect thereof at the Meeting. It is the intention of the persons named in the enclosed form of proxy, if not expressly directed to the contrary in such form of proxy, to vote the proxy FOR the ByLaw Resolution set out above at the Meeting.

APPROVAL OF AMENDMENT TO EQUITY INCENTIVE PLAN

Shareholders will be asked to pass a resolution (the “Plan Resolution”) to approve an amendment to the Company’s equity incentive plan (the “Plan”) to increase the maximum number of common shares reserved for issuance thereunder by 2,900,000 from 3,600,000 to 6,500,000 (being 19.3% of the number of issued and outstanding common shares of the Company as of the date hereof). For the material provisions of the Plan, see “Executive Compensation – Stock Option Plan”.

The Plan provides for the issuance of stock options, stock appreciation rights and common shares in satisfaction of amounts owing for services. The Plan may be administered by either the board of directors or by a committee established by the board of directors. Eligible participants under the Plan include employees, officers, directors and consultants of the Company and its subsidiaries.

As of the date hereof, 444,375 common shares are available for grant under the Plan. Since options that are exercised over time do not replenish the number of common shares of the Company reserved under the Plan, the Company wishes to reserve an additional 2,900,000 common shares under the Plan. Immediately following the amendment, a total of 3,344,375 options will be available for grant under the Plan (being 9.9% of the number of issued and outstanding common shares of the Company as of the date hereof).

The board of directors of the Company has determined that the Plan Resolution is in the best interests of the Company as the ability to award stock options is necessary and vital to the Company’s ability to attract and retain qualified personnel. The board of directors of the Company therefore unanimously recommends that shareholders vote FOR the Plan Resolution. The Plan Resolution requires the approval of a simple majority of the votes cast at the Meeting, in person or by proxy, in order to be adopted. The amendment must also receive the approval of the TSX in order to be effective.

8.

In the absence of instructions to the contrary, the common shares represented by a properly executed form of proxy in favour of the persons designated by management of the Company will be voted FOR the Plan Resolution, in substantially the form below.

“BE IT RESOLVED as an ordinary resolution of the shareholders of the Company that:

1.

the amendment to the Company’s equity incentive plan (the “Plan”) to increase the number of common shares of the Company reserved for issuance pursuant to the Plan by 2,900,000 from 3,600,000 to 6,500,000 be and is hereby approved, confirmed and ratified;

2.	the following existing sentence in section 5.1 of the Plan be and is hereby deleted:

“The total number of shares issued under this Plan, together with the total number of shares issued under any other Share Compensation Arrangement, shall not exceed 3,600,000 Common Shares or such greater number of Common Shares as may be determined by the Board and approved by any relevant stock exchange or other regulatory authority and, if required, by the shareholders of the Corporation.”;

3.	the following sentence be and is hereby inserted in section 5.1 of the Plan:

“The total number of shares issued under this Plan, together with the total number of shares issued under any other Share Compensation Arrangement, shall not exceed 6,500,000 Common Shares or such greater number of Common Shares as may be determined by the Board and approved by any relevant stock exchange or other regulatory authority and, if required, by the shareholders of the Corporation.”; and

4.

any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute and deliver or cause to be executed and delivered, all such documents, agreements and instruments as are necessary or desirable to give effect to the foregoing resolution, and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or doing any such act or thing.”

PART THREE – EXECUTIVE COMPENSATION

The following information, which has been prepared in compliance with Item 401 “Executive Compensation” of Reg S-K of the Securities Exchange Act of 1934, has been extracted from the Company’s Form 10-K for the fiscal year ended December 31, 2010.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table summarizes the compensation for the fiscal years ended December 31, 2010, 2009 and 2008, of our principal executive officer, principal financial officer and our two other executive officers, and our one highly compensated other individual for whom such information would have been required had they been serving as executive officers as of December 31, 2010. All dollar amounts in this Part Three are in U.S. dollars.

9.

				Option	All Other
Name and		Salary	Bonus (1)	Awards (2)	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)
John G. Shanahan (3) President and Chief Executive Officer	2010 2009 2008	285,000 240,000 80,000	- - -	64,500 16,909 -	100,000(8) - -	449,500 256,909 80,000

Kenneth Eickerman (3) Chief Financial Officer	2010 2009 2008	128,560 98,268 101,716	- - 15,000	21,500 12,560 -	30,698 (8) - -	180,758 110,828 116,716

Carson Rife (3),(4) Vice President and Chief Operating Officer	2010 2009 2008	183,231 152,000 188,231	- - 52,500	43,000 15,387 -	52,064 (4)(8) 1,398 1,398	278,295 167,387 242,129

Douglas Ward (7) Vice President of Corporate Development	2010 2009 2008	181,834 128,000 157,333	- - 45,000	21,500 12,560 -	- - -	203,334 140,560 202,333

Monique Hayes (3) Corporate Secretary	2010 2009 2008	73,834 - -	- - -	21,500 - -	- - -	95,334 - -

William Orchow (5) President and Chief Executive Officer	2010 2009 2008	- - 201,875	- - 90,000	- - -	- - 632,758 (5)	- - 924,633

Scott Brunsdon (6) Chief Financial Officer and Secretary	2010 2009 2008	- - 186,833	- - 59,100	- - -	- 307,167 (6) -	- 307,167 245,933

Douglas Miller General Manager of the Troy Mine	2010 2009 2008	158,667 126,000 138,833	- - 1,500	34,400 13,989 -	- - -	193,067 139,989 140,333

__________________
(1)	2007 bonuses relate to performance during that year, but were awarded in March 2008.
(2)

Options awards were valued using the Black-Scholes option pricing model. For a discussion of the assumptions used in valuing such option awards, see Note 9 to the Company’s consolidated financial statements for the year ended December 31, 2010. There were no forfeitures of option awards for the years shown.

(3)

Reflects salary compensation paid to each of the named individuals during the periods reported. See the subsection of this Circular entitled “Employment Agreements with Executive Officers” for information concerning the named individuals’ base salaries for the year ending December 31, 2010.

(4)	Amounts shown for Mr. Rife under “All other Compensation” include automobile expense allowance of $1,398.
(5)	The amount shown under “All Other Compensation” reflects a severance payment to Mr. Orchow in 2008, following his resignation from the Company.
(6)	Mr. Brunsdon resigned from the Company in December 2008. Pursuant to the terms of his employment agreement, the Company paid him a severance payment of $307,167 in 2009 following his resignation.
(7)	Mr. Ward resigned from the Company on November 30, 2010.
(8)	Amounts shown reflect the value of common shares received during the year.

Grants of Plan-Based Awards. The following table sets forth information concerning equity incentive plan awards that were granted to our principal executive officer, principal financial officer and our two other executive officers during the year ended December 31, 2010. None of the persons depicted in the table received stock awards or non-equity incentive plan awards during the year. None of such incentive plan awards are contingent on the achievement of performance goals.

10.

Grants of Plan-Based Awards
Estimated Future Payouts under
Equity Incentive Plan Awards
					Other Option	Exercise	Grant Date
		Threshold	Target	Maximum	Awards	Price	Value
Name	Grant Date	(#)	(#)	(#)	(#)	($)	($)
John Shanahan	3/30/2010	-	n/a	n/a	30,000	2.15	64,500
Ken Eickerman	3/30/2010	-	n/a	n/a	10,000	2.15	21,500
Carson Rife	3/30/2010	-	n/a	n/a	20,000	2.15	43,000
Monique Hayes	3/30/2010	-	n/a	n/a	10,000	2.15	21,500

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth information concerning the outstanding equity awards at December 31, 2010 held by our principal executive officer, principal financial officer and our two other executive officers:

Outstanding Equity Awards at Fiscal Year-End
	Equity Incentive Plan Awards:
	Number of Securities Underlying		Number of Securities	Average
	Unexercised Options		Underlying Unexercised	Exercise	Option
Name	Exercisable	Unexercisable	Unearned Options	Price	Expiration
	(#)	(#)	(#)	($)	Dates
John Shanahan	85,000	0	0	1.05	2014-2015
Ken Eickerman	23,000	0	0	4.06	2011-2015
Carson Rife	100,000	0	0	2.60	2011-2015
Monique Hayes	4,000	0	0	2.15	2015

Options Exercised in Last Fiscal Year. During the year ended December 31, 2010, the Chief Operating Officer exercised 10,000 stock options, the Chief Financial Officer exercised 45,000 stock options and the Corporate Secretary exercised 16,000 stock options.

Employment Agreements with Executive Officers. Each of our four executive officers has entered into an employment agreement with Revett Silver, our wholly-owned Montana subsidiary. Each agreement is for a term of three years and is renewable annually thereafter, and each provides for the payment of salary and medical and other fringe benefits, the award of stock options, and severance payments in the event the executive officer’s employment is terminated without cause, upon the occurrence of a change in control event, or other than for good reason. A “change in control” event occurs under the agreements when a person or entity beneficially acquires 25 percent or more of our voting securities, or when, in a contested election of directors, the persons who were directors immediately prior to the election contest cease to constitute a majority of the board of directors. “Good reason” is defined in the agreement to include a material change in the executive officer’s duties and responsibilities, a reduction in his salary or medical and other fringe benefits or, following a change in control, the Company’s failure to enter into a replacement employment agreement with the executive officer that is reasonably satisfactory to him.

Our agreement with John Shanahan is dated January 1, 2010 and provides for an annual base salary of $300,000, subject to periodic adjustments. If Mr. Shanahan’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Shanahan may terminate the agreement unilaterally upon one month’s notice.

Our agreement with Kenneth Eickerman is dated May 30, 2007, amended January 16, 2010, and provides for an annual base salary of $135,000, subject to periodic adjustment. If Mr. Eickerman’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Eickerman may terminate the agreement unilaterally upon one month’s notice.

11.

Our agreement with Carson Rife is dated February 1, 2004, amended December 1, 2010, and provides for an annual base salary of $200,000, subject to periodic adjustment. If Mr. Rife’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Rife may terminate the agreement unilaterally upon one month’s notice.

Our agreement with Monique Hayes is dated December 1, 2010 and provides for an annual base salary of $82,500, subject to periodic adjustment. During the year ended December 31, 2010, Ms. Hayes received a salary of $73,834. If Ms. Hayes’ employment is terminated without cause, she is entitled to eighteen months of salary and twelve months of benefits. If she is terminated following a change of control event or other than for good reason, she is entitled to 36 months of salary and twelve months of benefits. Ms. Hayes may terminate the agreement unilaterally upon one month’s notice.

Compensation of Directors. The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2010. John Shanahan was also an executive officer of the Company. None of our directors received any other form of compensation during the year.

	Director Compensation
	Fees earned	Option	All Other
	or Paid in Cash	Awards	Compensation	Total
Name	($)	($)	($)	($)
John G. Shanahan (1)	0	0	0	0
John B. McCombe (1)	5,831	50,000	0	55,831
Albert Appleton (1)	20,205	29,000	0	49,205
Timothy R. Lindsey (1)	46,247	64,500	75,000	185,747
Tony L. Alford	13,750	64,500	25,000	103,250
Larry M. Okada (1)	39,997	64,500	0	104,497

__________________
(1)	Current members of the board of directors.

During the year ended December 31, 2010, directors other than Mr. Shanahan received an annual retainer of $25,000. In addition to these payments, the chairman of the board of directors received an additional $15,000 per year for serving as chairman. The chairman of the audit committee received $10,000 per year. The chair of the compensation, corporate governance and nominating, safety, and environmental committees each received an additional $5,000 per year. Directors are also reimbursed for travel expenses incurred in connection with their attendance at board and committee meetings, and directors who are not also executive officers are eligible to receive stock options under the Company’s equity incentive plan.

12.

Compensation Discussion and Analysis.

Our Compensation Philosophy and Policies. Our executive compensation philosophy has been designed with the following objectives: to attract and retain the best possible executive talent; to provide an economic framework to motivate these executives to achieve goals consistent with our business strategy; to provide an alignment between executive and shareholder interests through stock option plans; to be competitive within our peer group of mining companies; and to provide a compensation package that recognizes an executive’s individual results and contributions to the Company's relative and absolute performance.

Salary. The key elements to our executive compensation philosophy are salary, cash and stock bonus awards and incentive stock options. Salaries are based on the position held, the executive officer’s experience and performance, and the market for executive talent, the latter of which provides a comparison of salaries for similar positions at other mining companies.

Typically, the principal executive officer of the Company makes recommendations to the committee concerning individual salary levels, bonuses, equity based incentives and other forms of compensation for all of the executive officers other than himself, which are then reviewed and submitted to the full board for approval. The compensation committee makes its own recommendation concerning the principal executive officer’s salary, bonus and other types of compensation. The other executive officers play no role with respect to their compensation other than to meet with the compensation committee to establish agreed goals and objectives that are determinative of their respective bonuses. These goals and objectives are established at the beginning of each fiscal year.

The board of directors has traditionally maintained salary compensation at levels roughly in line with those of other companies within our peer group. Beginning in 2006 and continuing in 2010, the compensation committee surveyed the compensation paid to other executives within a peer group of companies comprised of First Majestic Silver Corp., Fronterra Copper Corporation, Mines Management, Inc., and Sabina Silver Corp. in order to establish compensation packages that were both competitive and appropriate to the Company’s situation.

Incentive Compensation. Executive officers of the Company are eligible to receive stock option awards and cash and stock bonuses. Stock option awards, whose value is a function of increases or decreases in the Company’s share price, are intended to provide incentives to attain longer term growth and performance objectives and enhance shareholder value. Cash and stock bonuses are intended to reflect shorter term (usually annual) accomplishments.

During the year ended December 31, 2010, the compensation committee and the board continued to modify and improve the formula-driven bonus plan for the Company’s executive officers that was first developed in 2006. This plan established the executive’s potential cash bonus at the beginning of the year (expressed as a percentage of the executive’s base salary) and the evaluation is based upon certain performance criteria using a weighted average approach. The criteria established for each of the executive officers is detailed below. The specific criteria and the individual weighting may change from year to year based upon the executive’s specific role with the Company, but include a combination of goals relating to the Company’s overall financial performance and the specific, individual goals that have been set for the executive, plus a discretionary element established by the board on the recommendation of the compensation committee. The following table sets forth the relative weighting of targeted performance areas that were established by the compensation committee and approved by the board of directors for each of the Company’s four executive officers for the year ending December 31, 2010:

13.

	John	Ken	Carson	Monique
Objective	Shanahan	Eickerman	Rife	Hayes
Stock price performance	15%	15%	15%	15%
Cash flow and profitability	10%	15%	10%	5%
Financing	10%	10%	5%	10%
Safety performance	15%	5%	20%	5%
Governmental relations	10%	5%	10%	5%
Investor/public relations	10%	10%	10%	20%
Strategy and positioning	10%	10%	10%	10%
Corporate governance	5%	15%	5%	15%
Discretionary	15%	15%	15%	15%

The cash flow and profitability objectives will be measured against internal cash flow and mine throughput targets, and metal price assumptions. The safety performance objective will be measured by the lost time accident rate in the current year versus the prior year. Governmental relations and investor/public relations objectives are inherently more difficult to measure and will necessarily involve subjective determinations of the Company’s relationships with the permitting agencies, local stakeholders and elected officials; the tone and quality of the Company’s press coverage; the Company’s relationship with its shareholders; and its progress in meeting its goal of increasing the retail and institutional ownership of its common stock. The strategy and positioning objective is likewise less susceptible to measurement, and will involve an assessment of management’s ability to develop and implement a business strategy that will increase shareholder value and position the Company to take advantage of opportunities in the mining industry. The corporate governance objective will be measured by management’s ability to develop and implement financial control, governance and oversight procedures that comply with applicable law and ensure the integrity of its reported financial and non-financial information.

For 2010 the compensation committee and board of directors did not award any cash bonuses. During 2010, the compensation committee and the board awarded a total of 70,000 stock options to our four executive officers and a total of 130,000 stock options to our directors who are not also executive officers. The compensation committee and the board awarded cash bonuses aggregating $206,100 in 2008 to our executive officers in recognition of their ongoing efforts to grow the Company and obtain permits relating to Rock Creek during the prior year. No stock options were awarded to executives in 2008. In future years, the compensation committee will likely emphasize both cash bonuses and stock option awards in fashioning executive compensation.

Compensation of the Principal Executive Officer. On January 1, 2010, the Company and John Shanahan entered into an employment contract which provides for an annual salary of $300,000. During the year ended December 31, 2010, Mr. Shanahan was award 30,000 stock options with an exercise price of $2.15 per share. These stock options are immediately vested and expire on March 30, 2015. In addition, Mr. Shanahan received 46,512 common shares with a market value of $100,000.

Stock Option Plan.

The Company maintains an equity incentive plan (the “Plan”) that provides for the issuance of stock options, stock appreciation rights and shares of common stock in satisfaction of amounts owing for services. The Plan was adopted by the Company’s shareholders on June 19, 2007, and amended on June 16, 2009, and is administered by the compensation committee and by the board. The Company is proposing to amend the Plan to increase the maximum number of common shares reserved for issuance thereunder by 2,900,000 from 3,600,000 to 6,500,000 (being 19.3% of the number of issued and outstanding common shares of the Company as of the date hereof). For the details of the proposed amendment to the Plan, please see “Business of the Meeting – Approval of Amendment to Equity Incentive Plan”.

14.

The material provisions of the Plan and other relevant information are as follows:

  Directors, executive officers, employees and consultants to the Company including its subsidiaries are eligible to participate in the Plan.

  A maximum of 3,600,000 common shares (representing approximately 11% of the issued and outstanding common shares of the Company as of the date hereof), are available for issuance under the Plan.

  Options for the purchase of a total of 1,957,500 common shares (representing approximately 5.8% of the issued and outstanding common shares of the Company as of the date of hereof) have been granted and are outstanding under the Plan.

  The maximum number of common shares with respect to which grants may be made to any one individual under the Plan, together with any common shares reserved for issuance to such individual under any other stock option plan or arrangement, may not exceed 5% of the number of outstanding common shares of the Company. In addition, the maximum number of common shares with respect to which grants may be made to insiders under all share compensation arrangements at any time may not exceed 10% of the issued and outstanding common shares of the Company and the maximum number of common shares issued to insiders, within a one year period, under all share compensation arrangements may not exceed 10% of the issued and outstanding common shares of the Company.

  The purchase price or exercise price of a common share reserved for issuance pursuant to options granted under the Plan is determined by the board of directors of the Company, taking into account any applicable rules of the Toronto Stock Exchange. However, in no event can the price be less than the closing price of the common shares on the Toronto Stock Exchange on the trading date immediately preceding the date of grant.

  A stock appreciation right may be granted under the Plan at the time an option is granted, or any time during the term of an option, and upon exercise of a stock appreciation right, the related option is cancelled to the extent unexercised, and the holder is entitled to receive payment of an amount equal to the difference between the then current market price and the exercise price. Payment of the appreciated value of the common share may be solely in cash, in common shares, or a combination thereof, in the discretion of the compensation committee and the board. Upon exercising an option, any related stock appreciation right is cancelled. No stock appreciation rights had been granted as of the date hereof.

  Options vest at such times as the compensation committee or the board determine at the time of grant, provided that, subsequent to the time of grant, the compensation committee or the board may in their discretion permit an optionee to exercise any or all unvested options.

  No option can have a term of more than ten years measured from the date of grant.

  Each option must specify the effect of termination of employment on the holder’s right to exercise the option. With respect to those options that have been granted as of the date hereof, the termination of an optionee’s employment for cause or his or her resignation for other than good reason terminates any unexercised options he or she may hold. If an optionee’s employment is terminated for reasons other than for cause or because of death or disability, or if an optionee resigns for good reason, then the unexercised options generally may be exercised for a period of one year following termination, but in no event after the expiry date of the option, subject to the discretion of the board to amend such provisions provided such amendment is not detrimental to the holder.

15.

  Options granted pursuant to the Plan are non-assignable otherwise than by will or the laws of descent and distribution.

  On June 19, 2007, the shareholders of the Company approved an amendment to the Plan that clarified the nature of amendments that may be made to the Plan with and without obtaining shareholder approval.

  The board of directors of the Company may at any time, subject to the provisions below, amend, suspend or terminate the Plan, or any portion thereof, or awards or grants made thereunder provided that no change in any award or grant previously made may be made which would impair the rights of the optionee or grantee thereunder without the consent of the affected optionee or grantee. Without limiting the generality of the foregoing, the board of directors of the Company may make the following types of amendments to the Plan or awards or grants made thereunder without shareholder approval:

(i)

amendments of a ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(ii)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange);

(iii)	amendments respecting administration of the Plan;

(iv)	any amendment to the vesting provisions of the Plan or any option;

(v)

any amendment to the early termination provisions of the Plan or any option, whether or not such option is held by an insider, provided such amendment does not entail an extension beyond the original expiry date;

(vi)

any amendment to the termination provisions of the Plan or any option, other than an amendment extending the term of an option, provided any such amendment does not entail an extension of the expiry date of such option beyond its original expiry date;

(vii)	the addition or modification of any form of financial assistance by the Company;

(viii)

the addition or modification of a cashless exercise feature, payable in cash or common shares, whether or not there is a full deduction of the number of underlying common shares from the Plan reserve; and

(ix)

any other amendments, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including without limitation, the rules, regulations and policies of the Toronto Stock Exchange).

16.

Shareholder approval will be required for the following types of amendments to the Plan or awards or grants made thereunder:

(i)

increases to the number of common shares issuable under the Plan, including an increase to a fixed maximum number of common shares or a change from a fixed maximum number of common shares to a fixed maximum percentage;

(ii)	any amendment which reduces the exercise price of an option or a cancellation and re-grant at a lower price less than three months after the related cancellation;

(iii)	any amendment extending the term of an option beyond its original expiry date;

(iv)	any amendment broadening any limits imposed on non-employee director participation under the Plan;

(v)	any amendment respecting transferability or assignability of awards or options under the Plan, other than for normal estate settlement purposes; and

(vi)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and polices of the Toronto Stock Exchange).

Equity Compensation Plan Information. The following table sets forth certain information concerning options that have been granted pursuant to the Plan as of December 31, 2010.

Revett Minerals Inc. Incentive Stock Option Plan
Number of
	Shares to be	Weighted average	shares available
	issued upon	exercise price of	for issuance under
	exercise	outstanding options	plan at FY end
Stock Option Plan	(#)	($)	(#)
Revett Minerals Equity Incentive Plan	1,307,500	$ 2.39	1,378,428

PART FOUR - AUDIT COMMITTEE INFORMATION

Additional information on the audit committee of the board of directors of the Company can be found on pages 38-40 and 50 of the Company’s Form 10-K for the fiscal year ended December 31, 2010, which is filed on SEDAR at www.sedar.com. A copy of this document can also be obtained from the Company as set out below under “Additional Information.”

17.

PART FIVE - STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The following describes the Company’s approach to corporate governance as well as the current composition of the board.

The Board of Directors

The Company’s board currently consists of five directors, four of whom are independent. The independent directors are Timothy R. Lindsey, Larry Okada, Albert Appleton and John McCombe.

John G. Shanahan is not considered independent because he is the President and Chief Executive Officer of the Company.

The following directors are also directors of other reporting issuers (or equivalent), as indicated:

Name	Issuer
Timothy R. Lindsey	Daybreak Oil and Gas, Inc. (DBRM.OB) Rock Energy Resources, Inc. (RCKE.OB)
Larry Okada	Forum Uranium Corp. (TSXV)
John Shanahan	Mediterranean Resources Ltd. (TSX, Frankfurt)

At most regularly scheduled meetings of the board of directors, the independent directors make time available to meet independent of management. In the financial year ended December 31, 2010, six board meetings were held and the board met independent of management and Mr. Shanahan prior to or during each of those meetings.

Mr. Lindsey (independent) is the chairman of the board. As the chair, Mr. Lindsey is responsible for determining the frequency and content of board meetings as well as ensuring that the directors are provided meeting materials in a timely manner and that the board meetings and briefing materials are informative. He is responsible for canvassing the other directors to ensure that the agenda for board meetings and discussions at board meetings meet the expectations of the other directors. Also as the chair, Mr. Lindsey is responsible for ensuring that board meetings are conducted in an orderly and responsible manner and all directors have an opportunity to question management as to the performance of the Company. Mr. Lindsey will also act as the chair of the Company’s annual meeting of shareholders.

18.

The attendance record of each director for all board meetings held since the beginning of the Company’s financial year ended December 31, 2010 is as follows:

Name	Number of Board Meetings Attended
Timothy R. Lindsey	6 out of 6
Larry Okada	6 out of 6
Tony Alford(1)	2 out of 2
Albert Appleton	5 out of 6
John S. Shanahan	6 out of 6
John McCombe(2)	2 out of 2

___________________
Notes:
(1)	Mr. Alford resigned his position as a director on June 16, 2010.
(2)	Mr. McCombe became a director effective November 2, 2010.

Board Mandate and Management Responsibilities

The board has adopted a Charter for the Board of Directors (the “Charter”), the text of which is set out in Schedule A attached hereto. In the Charter, the board has the responsibility to manage or supervise the management of the Company and the strategic objectives of the Company. It is the board’s primary responsibility to foster the long term success of the Company and to build long term value for all its shareholders, in a manner consistent with the board’s fiduciary duties and sound governance requirements.

To assist the board in the implementation of its mandate, it has delegated some responsibilities to certain committees, being the compensation committee, the audit committee, the governance and nominating committee, the environmental committee and the safety committee. The board has reviewed and approved the mandate, structure and composition of these committees. These committees also report back to the board on their activities and findings. The board will then review and, if appropriate, approve the recommendations of the committees.

The board selects and appoints the Company’s president and chief executive officer, and through him reviews the appointments of the other officers and senior management of the Company. The board also appoints the chairman and the members of the committees of the board. The board approves strategy, sets objectives, performance targets and approves internal control policies of the Company. Finally, the board evaluates the performance of the senior management of the Company and reviews and approves their compensation and, if necessary, has the authority to replace them.

At each regularly scheduled meeting, the board reviews the performance of the Company and periodically reviews the performance of management. Throughout the year, the board reviews the operating, exploration and administrative budgets and actual performance compared to the budget. The board also visits each principal operation at least annually. All acquisitions, divestitures and material investments are also approved by the board.

19.

The board evaluates the risk management plans implemented by management and will also review the Company’s succession plans. The hiring and retention of the chief executive officer is the specific responsibility of the board.

The board approves all annual financial statements of the Company and all correspondence with the shareholders of the Company. The audit committee approves the quarterly financial statements; however the board will typically review the quarterly earnings press releases and MD&A. The board seeks to ensure that the Company communicates effectively with shareholders and other stakeholders, as appropriate. The board has adopted a Timely Disclosure, Confidentiality and Insider Trading Policy to ensure that the actions of insiders are in accordance with regulatory guidelines and that all disclosure is appropriately handled.

The board ensures that mechanisms are in place to guide the organization in its activities. The board reviews and approves a broad range of internal control and management systems and it recommends to shareholders the appointment of the Company’s independent auditors. The board requires management to comply with all legal and regulatory requirements with respect to the Company’s activities.

Position Descriptions

The board has adopted a position description for the chairman of the board and the chair of each committee of the board. The chairman of the board (Timothy R. Lindsey-independent) is responsible for overseeing board processes, to ensure the board operates efficiently and effectively in carrying out its duties and acts as a liaison with the management of the Company. The chairman of the audit committee (Larry Okada-independent) is responsible for ensuring that the audit committee functions in accordance with its charter. This is also true for the chairman of the compensation committee (Timothy R. Lindsey-independent), the chairman of the environmental committee (Albert Appleton-independent), the chairman of the safety committee (John McCombe- independent) and the chairman of the corporate governance and nominating committee (Larry Okada-independent).

In addition to the written description for the chairman of the board and position descriptions for the chair of each committee, the board has adopted a position description for the President and Chief Executive Officer. The President and Chief Executive Officer is responsible for the day to day management of the Company and he is accountable for pursuing the strategic goals of the Company, which are reviewed and approved by the board as a whole. Management must seek approval of the board for any actions and transactions considered to materially affect the Company.

Orientation and Continuing Education

The Company presently does not have a formal process of orientation for new directors. All new directors are given comprehensive information on the Company and its management team. At all regular board meetings there is a discussion of the business of the Company which provides new and existing directors with an overview of the Company’s operations. From time to time, corporate officers and legal, financial and other experts are invited to attend board meetings to describe matters in their areas of expertise. In addition, the board of directors visits each of the Company’s material operating assets at least annually. Part of the mandate of the corporate governance and nominating committee is to orient new directors as to the operations, goals and strategies of the Company.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Conduct, a Timely Disclosure, Confidentiality and Insider Trading Policy and a Whistle Blower Policy. A copy of each may be obtained from the Secretary of the Company.

20.

The senior officers of the Company are committed to fostering and maintaining a culture of high ethical standards and compliance and ensuring a work environment that encourages employees to raise concerns to the attention of senior officers, and it is committed to promptly addressing any employee concerns. If employees seek confidentiality for such concerns, the Company has appointed an independent individual to whom the employees may speak.

The board promotes compliance with the above by ensuring that all employees are advised annually of the existence of the codes and policies, by placing copies in locations that are easily accessible to employees and by asking employees to read them. Employees are also informed as to the person to whom any suspicious or potentially unethical conduct should be reported (currently outside counsel in Spokane, Washington). The contact person for such information in turn reports to the audit committee as required. The senior officers of the Company are required to indicate in writing their familiarity with the codes and policies and their agreement to comply with them on an annual basis.

In accordance with the CBCA, directors who are a party to, or are a director or an officer of a person which is a party to, a material contract or material transaction or a proposed material contract or proposed material transaction are required to disclose the nature and extent of their interest and not to vote on any resolution to approve the contract or transaction. In addition, in certain cases, an independent committee of the board of directors may be formed to deliberate on such matters in the absence of the interested party.

Nomination of Directors - Corporate Governance and Nominating Committee

The Company’s corporate governance and nominating committee currently consists of Larry Okada (independent), Albert Appleton (independent) and John McCombe (independent).

The primary function of this committee is to assess the effectiveness of the board as a whole as well as the contributions of the individual board members, to review and assess the Company’s governance practices, propose new nominees for election to the board as deemed advisable, and to orient new directors as to the operations, goals and strategies of the Company.

While there is no specific process by which the board identifies new candidates for board nomination, the board attempts to attract and maintain directors with knowledge and experience in mining and finance.

Compensation – Compensation Committee

The board has a compensation committee which assists the board in fulfilling its responsibilities relating to compensation matters. The mandate of this committee is to ensure that the Company has competitive policies designed to attract, develop and retain employees of the highest calibre at all levels. The Company’s compensation committee currently consists of Timothy R. Lindsey (chair), Albert Appleton and Larry Okada, each of whom is independent.

At least annually, but typically more often, the compensation committee meets to consider and make recommendations to the board of directors of the Company with respect to compensation practices of the Company. In general, for all members of the management team, the president and chief executive officer will recommend individual salary levels, bonuses, equity based incentives and other forms of compensation. The compensation committee makes its own recommendation to the board respecting the salary, bonus and other types of compensation for the President and Chief Executive Officer. The compensation committee also reviews and participates in the establishment of a bonus program for senior management. The compensation committee also reviews the adequacy and form of director compensation on an annual basis. In general, the compensation committee strives to ensure the Company’s compensation is competitive with that of its peers, reflects the performance of the Company and is aligned with the interest of the shareholders of the Company. In carrying out its mandate the compensation committee is authorized to undertake such surveys as it deems appropriate and, if necessary, hire outside consultants and advisors. The compensation committee also prepares the “Compensation Discussion and Analysis” that is required to be included in the management information circular prepared in connection with the Company’s annual meeting of shareholders.

21.

During 2010, the compensation committee did not retain any outside consultants or advisors.

Other Board Committees - Environmental Committee and Safety Committee

The board established an environmental committee which currently consists of Albert Appleton (chair –independent), Timothy R. Lindsey (independent) and John Shanahan (non independent). The primary responsibility for environmental issues, including compliance with applicable laws and regulations rests with management. The committee assists the board of directors however in establishing, reviewing and complying with the Company’s policies and goals. The committee also oversees the performance of the Company in adhering to applicable laws and regulations.

The board established a safety committee which currently consists of John McCombe (chair –independent), Timothy R. Lindsey (independent) and John Shanahan (non independent). The primary responsibility for safety issues, including compliance with applicable laws and regulations rests with management. The committee assists the board of directors however in establishing, reviewing and complying with the Company’s policies and goals. The committee also oversees the performance of the Company in adhering to applicable laws and regulations.

Assessments

Part of the mandate of the corporate governance and nominating committee is to assess the effectiveness of the board as a whole, as well as the contributions of individual board members, on an ongoing basis.

PART SIX – OTHER INFORMATION

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Management of the Company is not aware of a material interest, direct or indirect, of any director or officer of the Company, any other informed person of the Company, any proposed nominee for election as a director of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the Company at any time since the beginning of its last completed fiscal year, no proposed nominee for election as a director, and no associate of any of the foregoing persons has any material interest, direct or indirect, in any matter to be acted upon at the Meeting, except as follows.

At the Meeting, shareholders will be asked to consider and, if thought desirable, to approve, confirm and ratify an amendment to the Company’s equity incentive plan to increase the maximum number of common shares of the Company that may be reserved for issuance under the Company’s equity incentive plan. The directors and officers of the Company are eligible for grants of options under the Company’s equity incentive plan. See “Business of the Meeting – Approval of Amendment to Equity Incentive Plan”.

22.

ADDITIONAL INFORMATION

Additional information, including the Company’s 10-K filed as its annual information form relating to the Company is available on SEDAR at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for the year ended December 31, 2010.

The Company will provide to any person, upon request to the Secretary of the Company at 11115 E. Montgomery Drive, Suite G, Spokane Valley, Washington, USA 99206, at any time, a copy of the Company’s most recently filed annual information form and annual financial statements, together with related MD&A, and any interim financial statements of the Company that have been filed for any period after the end of the Company’s most recently completed financial year, together with the related MD&A, provided that the Company will require the payment of a reasonable charge if the request is made by a person who is not a security holder of the Company.

GENERAL

The management of the Company knows of no matters to come before the Meeting of shareholders other than as set forth in the Notice. However, if other matters which are not known to management should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

The CBCA permits certain eligible shareholders of the Company to submit shareholder proposals to the Company for inclusion in a management information circular for an annual meeting of shareholders. For the Company’s next annual meeting, shareholder proposals must be received by February 5, 2012.

Information contained in this Circular is given as at May 10, 2011, unless otherwise stated.

The board of directors of the Company has approved the contents of this Circular and its mailing to the shareholders.

DATED the 10th day of May, 2011.

“John G. Shanahan”

John G. Shanahan
President and Chief Executive Officer

SCHEDULE A

REVETT MINERALS INC.

(the “Company”)

CHARTER OF THE BOARD OF DIRECTORS

I.	PURPOSE

The board of directors is responsible for the stewardship of the business and for acting in the best interests of the Company and its shareholders. The board of directors will discharge its responsibilities directly and through its committees, currently consisting of the audit committee, the compensation committee, the corporate governance and nominating committee, and the environmental and safety committee. The board of directors shall meet at least quarterly to review the business, operations, corporate governance and financial results of the Company. Meetings of the board of directors shall also include meetings as required of the independent members of the board without management being present.

II.	COMPOSITION

The board of directors shall be constituted at all times of a majority of independent directors in accordance with National Policy 58-201. The chairman of the board should also be independent or alternatively the board will appoint an independent lead director.

III.	RESPONSIBILITIES

The board of directors’ mandate is the stewardship of the Company and its responsibilities include, without limitation to its general mandate, the following specific responsibilities:

The assignment to committees of directors of the Company the general responsibility for developing the Company’s approach to: (i) financial reporting and internal controls; (ii) issues relating to compensation of directors, officers and employees; and (iii) corporate governance issues and matters relating to nomination of directors.

With the assistance of the corporate governance and nominating committee:

  Developing the Company’s approach to corporate governance, including developing a set of corporate governance principles and guidelines specific to the Company.

  Reviewing the composition of the board of directors and ensuring it respects its independence criteria.

  To the extent feasible, satisfying itself as to the integrity of the chief executive officer and other senior officers and that such officers create a culture of integrity throughout the Company.

  Assessing at least annually, the effectiveness of the board of directors as a whole, the committees of the board of directors and the contribution of individual directors, including, considering the appropriate size of the board of directors.

2.

  Ensuring that an appropriate review and selection process for new nominees to the board of directors is in place.

  Ensuring that an appropriate orientation and education program for new members of the board of directors is in place.

  Approving disclosure and securities compliance policies, including communications policies of the Company.

  Reviewing and approving the formal charters of the Company’s board committees.

With the assistance of the audit committee:

  Ensuring the integrity of the Company’s internal controls and management information systems.

  Ensuring the Company’s ethical behaviour and compliance with laws and regulations, audit and accounting principles and the Company’s own governing documents.

  Identifying the principal risks of the Company’s business and ensuring that appropriate systems are in place to manage these risks, including, without limitation, implementing currency and metals hedging programs and insurance coverage, as deemed appropriate.

  Reviewing and approving significant operational and financial matters and the provision of direction to management on these matters.

  Approving annual financial statements of the Company together with the annual management’s discussion and analysis and approving the interim financial statements of the Company and the related management’s discussion and analysis, unless such approval is specifically delegated to the audit committee of the board.

  As required and agreed upon, providing assistance to shareholders concerning the integrity of the Company’s reported financial performance.

With the assistance of the compensation committee:

  Establishing appropriate performance criteria for executive management, and approving the compensation of executive management and the directors.

With the assistance of the chief executive officer, monitoring and reviewing feedback provided by the Company’s shareholders.

Succession planning including selecting, appointing, training, monitoring, evaluating and, if necessary, replacing executive management and to ensure management succession.

3.

Adopting a strategic planning process, approving at least annually a strategic plan that takes into account business opportunities and business risks identified by the board and/or a committee of the board and monitoring performance against such plans.

Reviewing and approving corporate objectives and goals applicable to the Company’s executive management and monitoring realization of those objectives.

Reviewing with executive management:

  major corporate decisions which require board approval and approving such decisions as they arise.

  major capital expenditure decisions in excess of thresholds previously authorized in a budget or by resolution of the board of directors.

  material decisions relating to senior personnel, major property acquisitions or divestments, major investments, etc.

Performing such other functions as prescribed by law or assigned to the board of directors in the Company’s by-laws and other policies.

IV.	MISCELLANEOUS

1.	The members of the board are expected to attend all meetings of the board of directors unless prior notification of absence is provided.

2.

The members of the board are required to have reviewed board materials in advance of the meeting and be prepared to discuss such materials at the meeting, to actively participate in board deliberations, and to take full responsibility for board decisions.

3.	Board members will treat their fellow board members with respect.

4.

The members of the board should endeavour to avoid conflicts between their own personal interests and those of the Company and, where conflicts exist, to fully disclose such conflicts to the board and refrain from participating in decisions relating to the subject matter of such conflicts.

5.

The board shall provide contact information on the website of the Company and in the Company’s Form 10-K, of an independent director responsible for receiving feedback from shareholders and such director will report to the whole board on a regular basis on the feedback received.

SCHEDULE B

RESTATED AND AMENDED BY-LAW NO. 1

a by-law relating generally to the transaction of the business and affairs of

REVETT MINERALS INC.
(the “Corporation”)

BE IT ENACTED as a by-law of the Corporation as follows:

INTERPRETATION

1.	GENERAL

In this by-law:

(a)

“Act” means the Canada Business Corporations Act and the regulations thereunder, as from time to time amended, and every statute or regulation (as the case may be) that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

	(b)	“Board” means the board of directors of the Corporation;

	(c)	“by-laws” means any by-law of the Corporation from time to time in force and effect;

	(d)	“meetings of shareholders” includes annual and special meetings;

	(e)	all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act, unless the context otherwise requires;

(f)

words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter gender; words importing persons shall include bodies corporate, syndicates, partnerships, trusts and any number or aggregate of persons;

	(g)	the invalidity or unenforceability of any provision in this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law; and

	(h)	the insertion of headings in this by-law are for convenience of reference only and shall not affect its construction or interpretation.

DIRECTORS

2.	INDEMNIFICATION

To the maximum extent permitted by law, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

2.

The provisions for indemnification contained in the by-laws shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in the individual’s official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

MEETINGS OF DIRECTORS

3.	QUORUM

A quorum at any meeting of directors is:

(a) where the articles set out the number of directors, a majority of that number; or

(b) where the articles set out the minimum and maximum number of directors, a majority of the number of directors which then constitutes the Board,

provided that the provisions of the Act respecting the presence of resident Canadian directors are satisfied.

4.	CALLING OF MEETINGS

The Board, the President or any director may at any time call a meeting of the Board to be held at the time and place determined by the Board or by the person calling the meeting, as the case may be. Notice of every meeting so called shall be given to each director not less than 2 days (exclusive of Saturdays, Sundays and days on which banks generally are closed for business in the Province of Ontario) before the day on which the meeting is to be held.

5.	CHAIR

The Chairperson or, if none, or in the Chairperson’s absence from a meeting of the Board, the President or, if none, or in the President’s absence, a director chosen by the directors present shall chair each meeting of the Board.

6.	FIRST MEETING OF NEW BOARD

If a quorum of directors is present, each newly elected Board may hold its first meeting immediately following the meeting of shareholders at which such Board was elected, without notice.

7.	VOTES TO GOVERN

Unless otherwise required by the articles or by law, at all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes, the chair of the meeting shall not have a casting vote.

3.

OFFICERS

8.	CHAIRPERSON

Subject to the authority of the Board, the Chairperson, if one is appointed, shall have such powers and duties as are specified by the Board and, when present, shall chair all meetings of the Board and all meetings of shareholders.

9.	PRESIDENT

Subject to the authority of the Board and subject to the duties imposed upon the Chairperson, if one is appointed, the President, if one is appointed, shall be responsible for the general supervision of the business and affairs of the Corporation.

10.	SECRETARY

Subject to the authority of the Board, the Secretary, if one is appointed, shall:

(a) give or cause to be given all notices required to be given to shareholders, directors, auditors and members of committees; and

(b) attend all meetings of directors, shareholders and committees and enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings.

The Secretary may delegate all or part of the Secretary’s duties to a nominee from time to time.

DOCUMENTS AND CONTRACTS

11.	EXECUTION OF INSTRUMENTS

Deeds, transfers, assignments, contracts and any other documents of the Corporation shall be signed by any officer or director.

Notwithstanding any provision to the contrary contained in the by-laws, the Board may at any time or times direct the manner in which and the person or persons by whom any particular deed, transfer, assignment, contract or other document, or any class of deeds, transfers, assignments, contracts or other documents, shall be signed.

MEETINGS OF SHAREHOLDERS

12.	NOTICE

Notice of the time and place of a meeting of shareholders shall be sent not less than 10 days before the meeting.

13.	MEETINGS HELD BY ELECTRONIC MEANS

If the directors or shareholders of the Corporation call a meeting of shareholders, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

4.

14.	QUORUM

The holders of shares representing, in the aggregate, not less than 331/3% of the shares entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, will constitute a quorum at that meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting, even if a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for a meeting of shareholders, or within any reasonable time following that time as the shareholders present may determine, the shareholders present may adjourn the meeting to a fixed time and place not less than seven days later but may not transact any other business.

15.	CHAIR

The Chairperson or, if none is appointed, or in the Chairperson’s absence from a meeting of shareholders, the President shall chair all meetings of shareholders. If there is no Chairperson or President, or if neither of them is present within 15 minutes after the time appointed for holding the meeting, the persons present at the meeting and entitled to vote thereat shall vote to appoint one of their number to be the chair of the meeting.

16.	PERSONS ENTITLED TO BE PRESENT

The only persons entitled to attend a meeting of shareholders are those entitled to vote thereat, the members of the Board, the auditor of the Corporation, if any, and any others who are entitled or required under any provision of the Act or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

17.	SCRUTINEERS

At each meeting of shareholders, one or more scrutineers may be appointed to serve at the meeting by a resolution of the meeting or by the chair of the meeting with the consent of the meeting. Such scrutineers need not be shareholders of the Corporation.

18.	VOTING

(a)

Whenever a vote by a show of hands has been taken upon a question, every person present and entitled to vote has one vote. Unless a ballot is demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting is prima facie evidence of the fact, without proof of the number or proportion of the votes recorded in respect of the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

(b)

Upon a ballot, each shareholder who is present or represented by proxy is entitled, in respect of the shares which the shareholder is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles in respect of those shares.

5.

19.	VOTES TO GOVERN

Unless otherwise required by the articles or by law, at all meetings of shareholders, every question shall be decided by the majority of the votes cast on the question. In the case of an equality of votes either by show of hands or by ballot, the chair of the meeting shall not have a casting vote.

20.	ADJOURNMENT

The chair of the meeting may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting of shareholders from time to time and from place to place.

SHARES

21.	ENFORCEMENT OF LIENS

In the event that any shareholder (the “Defaulting Shareholder”) defaults in the payment of any interest and/or principal due in respect of any indebtedness owing by such shareholder to the Corporation (the “Debt”) when the same becomes due and payable and continues in such default for a period of 30 days after notice in writing thereof has been given by the Corporation to such shareholder:

(a)

the Corporation may sell all or any part of the shares then registered in the name of the Defaulting Shareholder (the “Subject Shares”) at a bona fide public or private sale or auction. The terms and manner of auction or sale shall be at the sole discretion of the Corporation. The Corporation may accept any offer which it in its absolute discretion considers advisable upon such terms, whether cash or credit or partly cash and partly credit, as it in its discretion considers advisable. Notice of any public or private sale or auction shall be given to the Defaulting Shareholder at least 15 days prior to the date on which such sale is to be held. The proceeds of such sale shall be used and applied firstly to the cost and expense of such sale incurred by the Corporation, including security transfer taxes and legal fees, secondly to reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale, and thirdly for the payment in full of the Debt and other sums due to the Corporation from the Defaulting Shareholder. The balance of the proceeds, if any, shall be paid to the Defaulting Shareholder. If the proceeds of the sale are insufficient to pay the Debt, the Defaulting Shareholder shall remain liable to the Corporation for any such deficiency;

	(b)	the Corporation may apply any dividends or other distributions paid or payable on or in respect of the Subject Shares in repayment of the Debt;

	(c)	where the Subject Shares are redeemable pursuant to the articles, the Corporation may redeem all or part of the Subject Shares and apply the redemption price to the Debt;

	(d)	the Corporation may refuse to register a transfer of all or part of the Subject Shares until the Debt is paid; and

(e)

in exercising one or more of the rights granted in this by-law, the Corporation shall not prejudice or surrender any other rights of enforcement of its lien which may by law be available to it, or any other remedy available to the Corporation for collection of the Debt, and the Defaulting Shareholder shall remain liable for any deficiency remaining.

6.

PAYMENTS BY CORPORATION

22.	DIVIDENDS

A dividend payable in cash shall be paid by cheque to the order of each registered holder of shares of the class in respect of which such dividend has been declared as at the record date for the determination of shareholders entitled to receive such dividend and shall be delivered to each such holder or mailed by ordinary mail, postage prepaid, to such holder at its last address appearing on the central securities register of the Corporation. In the case of joint holders the cheque shall be made payable to the order of all of such joint holders and, if more than one address appears on the central securities register of the Corporation in respect of such joint holding, the cheque shall be delivered or mailed to the first address so appearing. The mailing or delivery of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque is not paid at par on due presentation at the municipality in which the registered office of the Corporation is situate or at any other place where it is by its terms payable. In the event of non-receipt of any dividend cheque by the person to whom it is mailed or delivered as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount upon being furnished with such indemnity and evidence of non-receipt as the Board may from time to time prescribe, whether generally or in any particular case.

NOTICE

23.	NOTICE TO JOINT SHAREHOLDERS

All notices with respect to any shares registered in more than one name may, if more than one address appears on the books of the Corporation in respect to such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all of the holders of such shares.

24.	OMISSIONS AND ERRORS

The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.